UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 4, 2012

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2012, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Kosmos Energy Ltd. (the “Company”),  Mr. Lars H. Thunell was appointed as a member of the Board, effective immediately.  On December 6, 2012, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, Sir Richard Billing Dearlove OBE, KCMG ,was appointed as a member of the Board, effective immediately. Mr. Lars Thunell’s and Sir Richard Dearlove’s committee assignments will be determined at a later date.

There are no transactions to which the Company or any of its subsidiaries is a party and in which either Mr. Lars Thunell or Sir Richard Dearlove has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with their election to the Board, each of Mr. Lars Thunell and Sir Richard Dearlove will receive an annual cash retainer in the amount of $60,000 (pro-rated for 2012) for his service on the Board and an initial equity award of restricted shares with a grant date value of $140,000.  The number of restricted shares will be determined by dividing the grant date value of each of the awards by the average of the closing price of a common share of the Company on each of the 30 trading days prior to the grant date, rounded up to the nearest whole share.  Each of the equity awards will vest 25% on each of the first four anniversaries of the grant date.  The terms of the awards will be governed by the Company’s Long Term Incentive Plan and individual award agreements.

Further details regarding, among other things, Mr. Lars Thunell’s and Sir Richard Dearlove’s election as Directors are contained in a news release issued by the Company on December 7, 2012, which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)                                Exhibits.  The following exhibit is furnished as part of this current report on Form 8-K:

99.1                                  News Release dated December 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 7, 2012

KOSMOS ENERGY LTD.

		By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	News Release dated December 7, 2012.